UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, California 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class
common stock, $0.000001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On March 4, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the order was modified and superseded by a new SEC order (Release No. 34-88465) that provides conditional relief to public companies with respect to their filing requirements as a result of the recent coronavirus (“COVID-19”) outbreak (the “SEC Order”). Barfresh Food Group, Inc., a Delaware corporation (“Barfresh”) will be relying on the SEC Order related to the timing of the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) due to circumstances related to the COVID-19 outbreak.

As a result of COVID-19, Barfresh has been following the recommendations of health authorities to minimize exposure risk for our employees for the past several weeks, including allowing employees to work remotely to the extent possible. This has impacted the normal interactions and collaborations among our accounting and financial reporting personnel involved with the completion of the quarterly review and preparation of the Quarterly Report. This is impacting the timing of the review, preparation and completion of our financial statements for the first quarter of 2020.

Although Barfresh can provide no assurance, Barfresh does plan to file the Quarterly Report on June 19, 2020, but, in any event, no later than June 29, 2020, which is 45 days from the Quarterly Report’s original filing deadline of May 15, 2020. If the Quarterly Report is filed by June 29, 2020, the filing will be deemed timely by the SEC.

The Company is updating its risk factors previously disclosed in the Company’s 10-K filed on April 13, 2020 with the following additional risk factor:

The coronavirus (“COVID-19”) pandemic has impacted our business practices and the effects of its continued impact on our business, results of operations, and financial condition will depend on future developments, which cannot be predicted.

The COVID-19 pandemic has caused us to modify our business practices (including adhering to “shelter-in-place” orders, limiting employee travel, and cancelling physical participation in meetings, events and conferences), and we may take further actions that may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners. We are uncertain that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities and how long we will be required to continue these measures. Operating under the “shelter-in-place” orders has made it more challenging and time-consuming for us to conduct certain of our operations. The effects of operating under the “shelter-in-place” orders may continue to negatively impact productivity, disrupt our operations and negatively impact our business and financial condition, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. For example, “shelter-in-place” restrictions have impacted normal interactions and collaborations among our accounting and financial reporting personnel which has led to a delay in our ability to prepare, complete and file our Quarterly Report on Form 10-Q for the first quarter of 2020.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock. Although we are taking steps to mitigate all of these effects, the occurrence of any of these disruptions, including of our own operations, could harm our operations and financial condition and increase our costs and expenses.

The extent to which the COVID-19 pandemic continues to impact our business, results of operations and financial condition will depend on future developments, which are uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the coronavirus outbreak has subsided, we may experience materially adverse impacts to our business as a result of its global human and economic impact.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to Barfresh’s beliefs and expectations as to the effects that the COVID-19 pandemic may have on our business, which are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, those described in the risk factor above. Except as required by law, Barfresh does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: May 14, 2020		/s/ Raffi Loussararian
	By:	Raffi Loussararian
	Its:	VP Finance